UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2024

Enviri Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2024, Enviri Corporation (the “Company”) entered into an amended and restated change in control severance agreement (the “Amended Change in Control Severance Agreement”) with each of F. Nicholas Grasberger III, President & Chief Executive Officer of the Company, Tom G. Vadaketh, Senior Vice President & Chief Financial Officer of the Company, Jennifer O. Kozak, Senior Vice President & Chief Human Resources Officer of the Company, and Russell C. Hochman, Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary of the Company (each, an “Executive”).

Pursuant to the Amended Change in Control Severance Agreement, if the Company terminates the employment of an Executive during the Protection Period following a Change in Control for reasons other than Cause, Disability or Death, or if the Executive shall terminate their employment for Good Reason, the Company shall pay to the Executive (i) the Executive’s compensation accrued through the Date of Termination or otherwise deferred and not yet paid, plus (ii) a lump sum severance payment equal to a multiple of the Executive’s Highest Base Salary plus a multiple of the Executive’s highest target incentive compensation then in effect. The applicable multiple for Mr. Grasberger is three, and the applicable multiple for Messrs. Vadaketh and Hochman and Ms. Kozak is two.

In the event the Company terminates the employment of an Executive during the Protection Period following a Material Divestment for reasons other than Cause, Disability or Death, or if the Executive shall terminate their employment for Good Reason, in addition to the payments outlined in (i) and (ii) above, any unvested and outstanding awards granted to the Executive under the Company’s 2013 Equity and Incentive Compensation Plan (the “2013 Plan”) shall become immediately vested or no longer subject to restrictions and shall become subject to the Change in Control rules set forth in each award and the 2013 Plan.

The foregoing description of the Amended Change in Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Change in Control Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms not defined herein have the meanings assigned to them in the Amended Change in Control Severance Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amended & Restated Change in Control Severance Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: December 23, 2024	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary